UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 27, 2010

TECHPRECISION CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive
Westminster, MA  01473
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 874-0591

Copies to:

William A. Scari, Jr.
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183
Phone: (610) 640-7800
Fax: (610) 640-7835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2010, Stanley A. Youtt notified TechPrecision Corporation (the “Company”) that he intends to step down from his position as a director of the Company effective September 27, 2010.  Mr. Youtt will continue in his role as chief executive officer of the Company’s operating subsidiary, Ranor, Inc. and he will serve as an observer on the Board.

On September 27, 2010, the Company’s board of directors (the “Board”) appointed Mr. Len Anthony, 56, as a new independent director, as determined in accordance with the rules promulgated by the Securities and Exchange Commission and The NASDAQ Stock Market LLC, to serve on the Board effective September 27, 2010.  Mr. Anthony will fill the vacancy resulting from Mr. Youtt’s departure from the Board. Mr. Anthony has also been appointed to serve on the Audit Committee, effective on the date of his election to the Board.

Mr. Anthony’s primary professional activity, since September 2008, has been serving on the board of directors of McJunkin Red Man Corporation, a leading global distributor of pipe, valves and fittings and related products and services to the energy industry.  He currently serves as the chairman of the McJunkin Red Man audit committee.  Previously, Mr. Anthony served as the president and chief executive officer of WCI Steel, Inc. (“WCI Steel”), an integrated producer of custom steel products, from December 2007 to October 2008. He was also a member of the board of directors of WCI Steel from December 2007 to October 2008. From April 2005 to August 2007, Mr. Anthony was the executive vice president and chief financial officer of Dresser-Rand Group Inc., a global supplier of rotating equipment solutions to the oil, gas, petrochemical and processing industries. From May 2003 to April 2005, he served as chief financial officer of International Steel Group Inc., an integrated producer of steel. Mr. Anthony earned a B.S. in accounting from Pennsylvania State University, an M.B.A. from the Wharton School of the University of Pennsylvania and an A.M.P. from Harvard Business School.

Upon his appointment to the Board as an independent director, Mr. Anthony received a grant of non-qualified stock options to purchase 50,000 shares of the Company’s common stock under the Company’s 2006 Long Term Incentive Plan.  The exercise price of these options is $0.82 per share, which is equal to the closing price of the Company’s common stock on the date of grant.  The options will vest and become exercisable as follows: 30,000 shares vest immediately and 10,000 shares will vest on each of the first and second anniversaries of grant.

Item 8.01	Other Information.

On September 27, 2010, the Company issued a press release announcing the appointment of Mr. Anthony to serve as a director of the Company.  A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Press release, dated September 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: September 28, 2010	By:	/s/ Richard F. Fitzgerald
Name: Richard F. Fitzgerald
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release, dated September 27, 2010

4